Exhibit 99.1

CONTACT:

Investors/Media	Investors
Blaine Davis	Jonathan Neely
+353-1-669-6635	(484) 216-6645
(484) 216-7158
ENDO REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Total quarterly revenues of $719 million, reported diluted (GAAP) EPS of $0.13 and adjusted diluted EPS of $1.06.

•	Strong financial results driven by combination of base business performance and incremental growth from accretive acquisitions completed during the past year.

•	Company raises expected 2014 revenues to a range from $2.72 billion to $2.80 billion and raises expected 2014 adjusted diluted EPS to a range from $3.80 to $4.00.

•	Company expects 2014 reported diluted (GAAP) loss per share to be in the range from $1.77 to $1.57.

•	Financial guidance includes closed acquisitions and the incremental interest expense related to the placement of $750 million of 5.375% Senior Notes.
DUBLIN, July 31, 2014-- Endo International plc (NASDAQ: ENDP) (TSX:ENL) today reported second quarter 2014 revenues of $719 million, an increase of 1 percent compared to second quarter 2013 revenues of $712 million. Endo reported net income of $21 million in the second quarter 2014 compared to net income of $35 million in the second quarter of 2013. As detailed in the supplemental financial information below, adjusted net income for the three months ended June 30, 2014 increased by 4 percent to $174 million, compared to adjusted net income of $166 million for the second quarter of 2013.
Reported diluted EPS for the second quarter of 2014 was $0.13, compared to the second quarter 2013 reported earnings per share of $0.30. The decrease in reported diluted EPS is attributable to increased interest expense, a loss on extinguishment of debt, a smaller contribution from other income and an increase in the number of shares outstanding in the second quarter 2014.
Adjusted diluted EPS decreased by 25 percent to $1.06 for the second quarter of 2014 compared to $1.42 for the same period in 2013. The decrease in adjusted diluted EPS is primarily attributable to an increase in the number of shares outstanding. The increase in shares outstanding is attributable to additional Endo shares that were issued to exchange for the former shares of Paladin Labs as well as the dilutive effects of the company's 1.75% Convertible Notes and related warrants.
“Endo delivered strong performance across each of our business segments in the second quarter. We had organic growth in our core products, advanced our pipeline and supplemented our growth through strategic additions,” said Rajiv De Silva, President and CEO of Endo. “As a result of our performance, we are raising financial guidance for full-year 2014. More importantly, our strong financial results support our continued pursuit of organic growth drivers, and strategic external growth opportunities where we see a clear case for value-creation for our shareholders. Over the past 12 months, we have made substantial progress towards our goal of becoming a leading specialty healthcare company and we are excited by the opportunities available to build upon this success."
FINANCIAL PERFORMANCE
($ in thousands, except per share amounts)

	2nd Quarter			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Total Revenues	$718,684	$712,148	1%	$1,313,293	$1,370,642	(4)%
Reported Net Income	$21,160	$34,999	(40)%	$(415,752)	$50,348	NM
Reported Diluted EPS	$0.13	$0.30	(57)%	$(2.96)	$0.44	NM
Adjusted Net Income	$173,682	$166,348	4%	$307,747	$289,586	6%
Adjusted Diluted Weighted Average Shares	163,369	117,221	39%	154,365	115,205	34%
Adjusted Diluted EPS	$1.06	$1.42	(25)%	$1.99	$2.51	(21)%
U.S. BRANDED PHARMACEUTICALS
On July 7, Endo Pharmaceuticals Inc. announced positive top-line results from its pivotal Phase III efficacy study of BEMA® buprenorphine in opioid-experienced patients. Subsequently, the company participated in a pre-NDA meeting with representatives from FDA. Based on the discussion at that meeting, the company is planning on filing a New Drug Application (NDA) for BEMA buprenorphine by late 2014 or early 2015.
BEMA buprenorphine is being developed for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate in both patients who are opioid naïve and opioid experienced.

Second quarter 2014 branded pharmaceutical revenues were $249 million, a 40 percent decrease when compared to the second quarter 2013 branded pharmaceutical revenues. This decrease was primarily attributable to the decrease in net sales of LIDODERM®. Second quarter 2014 net sales of LIDODERM decreased 81 percent compared to the second quarter 2013. This decrease is attributable to the effects of the loss of market exclusivity for the product in September 2013. The decrease of LIDODERM sales in the second quarter was partially offset by $13 million of royalty revenues that Endo recognized per the terms of its previously announced Watson (now doing business as Actavis, Inc.) Settlement Agreement.
Second quarter 2014 net sales of Voltaren® Gel increased 7 percent when compared to second quarter 2013 net sales. This increase is attributable to growth in demand. According to IMS Health, total prescriptions for Voltaren Gel increased by 18 percent in the second quarter of 2014 when compared to the second quarter of 2013.
Second quarter 2014 net sales of OPANA® ER decreased 7 percent when compared to the second quarter 2013. This decrease is primarily attributable to a year-over-year decrease in demand. According to IMS Health, total prescriptions for OPANA ER decreased by 13 percent in the second quarter of 2014 when compared to the second quarter of 2013.
U.S. GENERIC PHARMACEUTICALS
On June 24, Endo announced that it reached a definitive agreement to acquire DAVA Pharmaceuticals, Inc., a privately-held company specializing in marketed, pre-launch and pipeline generic pharmaceuticals, for $575 million in cash, with additional cash consideration of up to $25 million contingent on the achievement of certain sales milestones.  The acquisition enhances Endo's commercialization and development platform and is expected to be immediately accretive to Endo's 2014 adjusted earnings per share.

Second quarter 2014 generic product net sales of $272 million increased 60 percent when compared to second quarter 2013 generic product net sales. This increase is mainly attributable to the addition of sales from Boca Pharmacal following the close of that acquisition in February 2014 and sales of the Authorized Generic (AG) version of LIDODERM following the launch of that product by Qualitest in May 2014.

INTERNATIONAL PHARMACEUTICALS
On July 24, the company announced the completion of its acquisition of Grupo Farmaceutico Somar®, a leading, privately owned specialty pharmaceuticals company based in Mexico City. The combination of Somar and Endo further advances Endo’s transformation into a leading global specialty healthcare company and establishes a platform for growth in key emerging markets in Latin America.
Endo will leverage its global resources along with Somar’s proven commercial organization and scalable manufacturing facilities to take advantage of Somar’s portfolio of current products and pipeline of over 60 new products that are expected to launch over the next three years.
Somar generated approximately $100 million of revenue in 2013 and has approximately 1,200 employees.
Second quarter 2014 sales of $72.1 million for the International Pharmaceuticals segment are attributable to the Paladin Labs business following the February 28th closing of the acquisition.
DEVICES
In the second quarter 2014, Endo reported device sales of $126 million compared to second quarter 2013 sales of $126 million. In the second quarter 2014, Men's Health sales increased 3 percent compared to the second quarter 2013. This increase is primarily attributable to increased sales of erectile restoration products.
In the second quarter 2014 Women's Health sales decreased by 5 percent compared to the same period last year. The decrease in Women's Health sales is attributable to year-over-year declines in U.S.-based procedural volumes.

Sales for AMS's benign prostatic hyperplasia (BPH) business decreased 3 percent in the second quarter of 2014 when compared to the second quarter of 2013. This decrease is primarily attributable to a decrease in GreenLight™ console sales and is partially offset by an increase of GreenLight fiber sales.

2014 Financial Guidance
Endo's estimates are based on projected results for the twelve months ended Dec. 31, 2014 and management's current belief about prescription and procedure trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company's guidance for reported (GAAP) earnings per share does not include any estimates for potential new corporate development transactions. For the full twelve months ended Dec. 31, 2014, at current exchange rates, Endo estimates:

•	Total revenue to be between $2.72 billion and $2.80 billion

•	Reported (GAAP) diluted loss per share to be between $1.77 and $1.57

•	Adjusted diluted earnings per share to be between $3.80 and $4.00

•	Adjusted diluted earnings per share assume full year adjusted diluted shares outstanding of 157 million
The company's 2014 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 63 percent and 65 percent

•	Year-over-year high-single digit percentage decrease of Adjusted Operating Expenses

•	Adjusted interest expense of approximately $220 million

•	Adjusted effective tax rate of between 23 percent and 24 percent
Balance Sheet Update
In June 2014 the company announced the placement of $750 million of 5.375% Senior Notes due 2023. Endo intends to use the net proceeds from the offering for general corporate purposes, which may include acquisitions, including the acquisition of DAVA Pharmaceuticals, Inc.
Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m. ET. The dial-in number to access the call is U.S./Canada (877) 415-3179, International (857) 244-7322, and the passcode is 75265738. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from July 31, 2014 at 11:00 a.m. ET until 11:59 p.m. ET on August 7, 2014 by dialing (888)-286-8010 (U.S./Canada) or (617)-801-6888 (international) and entering the passcode 13608816.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on August 7, 2014. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information
The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended June 30, 2014 and 2013 (in thousands, except per share data):

Three Months Ended June 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$718,684	$—		$718,684

COSTS AND EXPENSES:
Cost of revenues	345,739	(84,899)	(1)	260,840
Selling, general and administrative	171,609	(15,890)	(2)	155,719
Research and development	41,174	(10,646)	(3)	30,528
Litigation-related and other contingencies, net	35,954	(35,954)	(4)	—
Acquisition-related and integration items	19,618	(19,618)	(5)	—
OPERATING INCOME	$104,590	$167,007		$271,597
INTEREST EXPENSE, NET	52,181	(3,346)	(6)	48,835
LOSS ON EXTINGUISHMENT OF DEBT	20,089	(20,089)	(7)	—
OTHER INCOME, NET	(6,828)	3,850	(8)	(2,978)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$39,148	$186,592		$225,740
INCOME TAX	15,594	35,489	(9)	51,083
INCOME FROM CONTINUING OPERATIONS	$23,554	$151,103		$174,657
DISCONTINUED OPERATIONS, NET OF TAX	(3,168)	3,363	(10)	195
CONSOLIDATED NET INCOME	$20,386	$154,466		$174,852
Less: Net (loss) income attributable to noncontrolling interests	(774)	1,944	(11)	1,170
NET INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$21,160	$152,522		$173,682
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.15			$1.06
Discontinued operations	(0.02)			—
DILUTED EARNINGS PER SHARE	$0.13			$1.06
DILUTED WEIGHTED AVERAGE SHARES	163,369			163,369
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to developed technology of $65,755 and a fair value step-up in inventory of $19,144.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $11,167, amortization of intangible assets of $2,518, mesh litigation-related defense costs of $18,905, offset by insurance recoveries of $(22,000), an adjustment to the accrual for excise tax payments of $(4,700) and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $10,350 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the company's operations of $296.

(4)	To exclude the impact of net charges primarily for mesh-related product liability.

(5)	To exclude acquisition and integration costs of $19,618 associated with the Paladin, Boca and other acquisitions.

(6)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(7)	To exclude the unamortized debt issuance costs written off and recorded as a net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(8)	To exclude the net gain on sale of certain early-stage drug discovery and development assets.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude the after-tax adjustment to the previously recorded gain on sale of the HealthTronics business and certain other sale-related costs.

(11)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Three Months Ended June 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$712,148	$—		$712,148

COSTS AND EXPENSES:
Cost of revenues	273,413	(53,729)	(1)	219,684
Selling, general and administrative	244,302	(63,819)	(2)	180,483
Research and development	33,393	(3,367)	(3)	30,026
Litigation-related and other contingencies	59,971	(59,971)	(4)	—
Asset impairment charges	2,849	(2,849)	(5)	—
Acquisition-related and integration items	1,825	(1,825)	(6)	—
OPERATING INCOME	$96,395	$185,560		$281,955
INTEREST EXPENSE, NET	42,334	(5,662)	(7)	36,672
OTHER (INCOME) EXPENSE, NET	(16,700)	17,593	(8)	893
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$70,761	$173,629		$244,390
INCOME TAX	29,012	50,834	(9)	79,846
INCOME FROM CONTINUING OPERATIONS	$41,749	$122,795		$164,544
DISCONTINUED OPERATIONS, NET OF TAX	6,362	8,554	(10)	14,916
CONSOLIDATED NET INCOME	$48,111	$131,349		$179,460
Less: Net income attributable to noncontrolling interests	13,112	—		13,112
NET INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$34,999	$131,349		$166,348
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.36			$1.40
Discontinued operations	(0.06)			0.02
DILUTED EARNINGS PER SHARE	$0.30			$1.42
DILUTED WEIGHTED AVERAGE SHARES	117,221			117,221
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $48,587, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $1,142 and accruals for milestone payments to partners of $4,000.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $48,451, amortization of customer relationships of $2,502 and mesh litigation-related defense costs of $12,866.

(3)	To exclude milestone payments to partners of $1,398 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $1,969.

(4)	To exclude the impact of charges primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs.

(7)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(8)	To exclude $(16,545) related to patent litigation settlement income and other income of $(1,048).

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the six months ended June 30, 2014 and 2013 (in thousands, except per share data):

Six Months Ended June 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,313,293	$—		$1,313,293

COSTS AND EXPENSES:
Cost of revenues	597,700	(141,314)	(1)	456,386
Selling, general and administrative	398,313	(94,555)	(2)	303,758
Research and development	82,854	(20,722)	(3)	62,132
Litigation-related and other contingencies, net	662,105	(662,105)	(4)	—
Acquisition-related and integration items	64,887	(64,887)	(5)	—
OPERATING (LOSS) INCOME	$(492,566)	$983,583		$491,017
INTEREST EXPENSE, NET	105,579	(9,315)	(6)	96,264
LOSS ON EXTINGUISHMENT OF DEBT	29,685	(29,685)	(7)	—
OTHER INCOME, NET	(12,860)	3,850	(8)	(9,010)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(614,970)	$1,018,733		$403,763
INCOME TAX	(199,827)	293,984	(9)	94,157
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(415,143)	$724,749		$309,606
DISCONTINUED OPERATIONS, NET OF TAX	2,251	694	(10)	2,945
CONSOLIDATED NET (LOSS) INCOME	$(412,892)	$725,443		$312,551
Less: Net income attributable to noncontrolling interests	2,860	1,944	(11)	4,804
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(415,752)	$723,499		$307,747
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(2.96)			$2.00
Discontinued operations	—			(0.01)
DILUTED (LOSS) EARNINGS PER SHARE	$(2.96)			$1.99
DILUTED WEIGHTED AVERAGE SHARES	140,252			154,365
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $118,434, a fair value step-up in inventory of $22,725 and accruals for milestone payments to partners of $155.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $12,368, amortization of intangible assets of $5,033, mesh litigation-related defense costs of $33,854, offset by insurance recoveries of $(22,000), accruals for excise tax payments of $55,300 and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $21,350 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the company's operations of $(628).

(4)	To exclude the impact of net charges primarily for mesh-related product liability.

(5)	To exclude acquisition and integration costs of $64,887 associated with the Paladin, Boca and other acquisitions.

(6)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(7)	To exclude the unamortized debt issuance costs written off and recorded as a net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(8)	To exclude the net gain on sale of certain early-stage drug discovery and development assets.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude the after-tax adjustment to the previously recorded gain on sale of the HealthTronics business and certain other sale-related costs.

(11)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Six Months Ended June 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,370,642	$—		$1,370,642

COSTS AND EXPENSES:
Cost of revenues	527,794	(98,465)	(1)	429,329
Selling, general and administrative	471,534	(85,086)	(2)	386,448
Research and development	72,162	(9,182)	(3)	62,980
Litigation-related and other contingencies	128,203	(128,203)	(4)	—
Asset impairment charges	3,949	(3,949)	(5)	—
Acquisition-related and integration items	2,383	(2,383)	(6)	—
OPERATING INCOME	$164,617	$327,268		$491,885
INTEREST EXPENSE, NET	86,610	(11,112)	(7)	75,498
LOSS ON EXTINGUISHMENT OF DEBT	11,312	(11,312)	(8)	—
OTHER (INCOME) EXPENSE, NET	(34,969)	36,820	(9)	1,851
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$101,664	$312,872		$414,536
INCOME TAX	38,262	87,392	(10)	125,654
INCOME FROM CONTINUING OPERATIONS	$63,402	$225,480		$288,882
DISCONTINUED OPERATIONS, NET OF TAX	11,312	13,758	(11)	25,070
CONSOLIDATED NET INCOME	$74,714	$239,238		$313,952
Less: Net income attributable to noncontrolling interests	24,366	—		24,366
NET INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$50,348	$239,238		$289,586
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.55			$2.51
Discontinued operations	(0.11)			—
DILUTED EARNINGS PER SHARE	$0.44			$2.51
DILUTED WEIGHTED AVERAGE SHARES	115,205			115,205
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $93,323, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $1,142 and accruals for milestone payments to partners of $4,000.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $58,904, amortization of customer relationships of $5,016 and mesh litigation-related defense costs of $21,166.

(3)	To exclude milestone payments to partners of $3,972 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $5,210.

(4)	To exclude the impact of charges primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs.

(7)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(8)
To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our March 2013 prepayment on our Term Loan indebtedness as well as upon the amendment and restatement of our existing credit facility.

(9)	To exclude $(35,772) related to patent litigation settlement income and other income of $(1,048).

(10)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(11)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax.

Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2014

	Year Ending
	December 31, 2014
Projected GAAP diluted income per common share	$(1.77)	To	$(1.57)
Upfront and milestone-related payments to partners	0.17		0.17
Amortization of commercial intangible assets and fair value inventory step-up	1.70		1.70
Acquisition related, integration and restructuring charges	1.14		1.14
Basic to Diluted weighted average share count effect	0.10		0.10
Charges for litigation and other legal matters	4.53		4.53
Interest expense adjustment for non-cash interest related to our 1.75% Convertible Senior Subordinated Notes and other treasury related items	0.09		0.09
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	(2.16)		(2.16)
Diluted adjusted income per common share guidance	$3.80	To	$4.00
The company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of July 31, 2014.

About Endo
Endo International plc is a global specialty healthcare company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic and device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and six months ended June 30, 2014 and 2013:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2014	2013		2014	2013
U.S. Branded Pharmaceuticals:
LIDODERM®	$43,002	$229,656	(81)%	$76,082	$416,680	(82)%
OPANA® ER	54,109	57,951	(7)%	101,062	114,278	(12)%
Voltaren® Gel	45,797	42,783	7%	83,356	78,893	6%
PERCOCET®	31,543	25,950	22%	60,523	52,568	15%
FORTESTA® Gel	12,004	17,477	(31)%	23,147	32,131	(28)%
FROVA®	18,398	14,312	29%	33,678	28,089	20%
SUPPRELIN® LA	17,049	16,597	3%	30,806	30,023	3%
VALSTAR®	6,657	4,888	36%	12,036	10,303	17%
VANTAS®	2,416	3,107	(22)%	4,114	6,974	(41)%
SUMAVEL®	3,176	—	NM	3,176	—	NM
AVEED™	324	—	NM	324	—	NM
Other Branded Products	605	1,052	(42)%	1,181	1,325	(11)%
Royalty and Other Revenue	13,467	1,874	619%	53,227	1,972	2,599%
Total U.S. Branded Pharmaceuticals	$248,547	$415,647	(40)%	$482,712	$773,236	(38)%
Total U.S. Generic Pharmaceuticals	$272,213	$170,530	60%	$484,068	$348,783	39%
Total International Pharmaceuticals	72,088	—	NM	96,910	—	NM
Devices:
Men's Health	70,069	68,081	3%	138,390	135,649	2%
Women's Health	26,393	27,666	(5)%	52,230	56,270	(7)%
BPH Therapy	29,374	30,224	(3)%	58,983	56,704	4%
Total Devices	125,836	125,971	—%	249,603	248,623	—%
Total Revenue	$718,684	$712,148	1%	$1,313,293	$1,370,642	(4)%

The following table presents unaudited condensed consolidated Balance Sheet data at June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,427,244	$526,597
Restricted cash and cash equivalents	65,777	770,000
Marketable securities	46,279	—
Accounts receivable	875,932	725,827
Inventories, net	427,199	374,439
Assets held for sale	—	160,257
Other assets	322,346	297,387
Total current assets	$3,164,777	$2,854,507
TOTAL NON-CURRENT ASSETS	6,797,129	3,717,349
TOTAL ASSETS	$9,961,906	$6,571,856
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,989,757	$1,247,083
Liabilities related to assets held for sale	—	31,571
Other current liabilities	186,478	418,018
Total current liabilities	$2,176,235	$1,696,672
LONG-TERM DEBT, LESS CURRENT PORTION, NET	4,229,895	3,323,844
OTHER LIABILITIES	711,156	966,124
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$2,807,489	$526,018
Noncontrolling interests	37,131	59,198
Total shareholders’ equity	$2,844,620	$585,216
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,961,906	$6,571,856

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the six months ended June 30, 2014 and 2013:

	Six Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES:
Consolidated net (loss) income	$(412,892)	$74,714
Adjustments to reconcile consolidated Net (loss) income to Net cash (used in) provided by operating activities
Depreciation and amortization	152,818	135,051
Share-based compensation	14,376	22,753
Amortization of debt issuance costs and premium / discount	17,993	18,567
Other	(140,231)	29,237
Changes in assets and liabilities which provided (used) cash	315,305	(163,291)
Net cash (used in) provided by operating activities	(52,631)	117,031
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(40,379)	(37,029)
Acquisitions, net of cash acquired	(203,088)	(3,645)
Proceeds from sale of business, net	54,521	—
Settlement escrow	3,148	—
Decrease in restricted cash and cash equivalents	704,223	—
Other	69,916	(12,673)
Net cash provided by (used in) investing activities	588,341	(53,347)
FINANCING ACTIVITIES:
Cash distributions to noncontrolling interests	(6,144)	(24,349)
Borrowings (payments) on indebtedness, net	373,875	(119,359)
Exercise of options	31,616	52,483
Other	(56,539)	(15,715)
Net cash provided by (used in) financing activities	342,808	(106,940)
Effect of foreign exchange rate	4,716	948
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	883,234	(42,308)
LESS: NET DECREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	(17,413)	(5,968)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	900,647	(36,340)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	526,597	529,689
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,427,244	$493,349

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo's future financial results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in Endo's Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo's actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.
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